UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 16, 2018

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Background.

As previously disclosed, Visualant, Incorporated (the “Company”) was a party to certain Promissory Notes payable to J3E2A2Z, a Washington limited partnership (“J3E2A2Z”). Ronald P. Erickson (“Erickson”), the Company’s Chief Executive Officer and a member of the Board of Directors (the “Board”), has a controlling interest in J3E2A2Z. These Promissory Notes were as follows:

•	Promissory Note originally dated March 31, 2014, as amended, in the principal amount of $300,000 (the “March 31, 2014 Note”).

•	Promissory Note originally dated July 17, 2014, as amended, in the principal amount of $300,000 (the “July 17, 2014 Note”).

•	The March 31, 2014 Note and the July 17, 2014 Note are referred to in this Current Report on Form 8-K (this “Report”) collectively as the “J3E2A2Z Notes”;

In addition to the aggregate principal amount of $600,000, as of January 31, 2018 there was $34,545 in accrued interest under the March 31, 2014 Note and $29,688 in accrued interest under the July 17, 2014 Note, for a total of $64,233 in accrued interest under the J3E2A2Z Notes. The aggregate amount owed to J3E2A2Z under the J3E2A2Z Notes was therefore $664,233 as of January 31, 2018.

In addition to the J3E2A2Z Notes, at the request of the Company, beginning in July 2014 and through December 2016, J3E2A2Z made advances to the Company totaling $519,833 as of January 31, 2018 (the “J3E2A2Z Account Payable”), which amount was reflected on the Company’s books and records, but which had not been formally documented. No interest has been paid on the J3E2A2Z Account Payable;

Also at the request of the Company, beginning in March 2014 through January 2018 Erickson had accrued unpaid salary totaling $427,500 as of January 31, 2018 (the “Accrued Compensation”), which amount was, and remains, reflected on the Company’s books and records. No interest has been paid on the Accrued Compensation.

Amendments.

Effective March 16, 2018, the Company entered into certain arrangements with Ronald P. Erickson, our Chief Executive Officer and/or entities in which Mr. Erickson has a beneficial interest. These arrangements are summarized below:

The Company entered into a Note and Account Payable Conversion Agreement (the “Conversion Agreement”) pursuant to which (a) all $664,233 currently owing under the J3E2A2Z Notes was converted to a Convertible Redeemable Promissory Note in the principal amount of $664,233 (the “J3E2A2Z Convertible Note”), and (b) all $519,833 of the J3E2A2Z Account Payable was converted into a Convertible Redeemable Promissory Note in the principal amount of $519,833 (the “Account Payable Convertible Note”) together with a warrant to purchase up to 1,039,666 shares of common stock of the Company for a period of five years (the “J3E2A2Z Warrant”). The J3E2A2Z Convertible Note and the Account Payable Convertible Note are referred to in this Report collectively as the “Convertible Notes.”

In addition, effective as of January 31, 2018, Erickson was issued a warrant to purchase up to 855,000 shares of common stock of the Company for a period of five years (the “Erickson Warrant”). The J3E2A2Z Warrant and the Erickson Warrant are referred to herein collectively as the “Warrants”).

The foregoing transactions were approved by the disinterested members of our Board of Directors after full disclosure of Erickson’s potential conflict of interest. As part of its decision-making process, the Board acknowledged that during significant periods of time the financial support of J3E2A2Z and Erickson were imperative to the survival of the Company and deemed the transactions described above to be in the best interest of the Company and its shareholders.

The foregoing description of the Convertible Notes and Warrants is qualified in its entirety by reference to the documents attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, which are incorporated by reference into this Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Note and Account Payable Conversion Agreement dated January 31, 2018 by and between Visualant, Incorporated and J3E2A2Z LP (filed herewith)

10.2	Convertible Redeemable Promissory Note dated January 31, 2018 by and between Visualant, Incorporated and J3E2A2Z LP (filed herewith)

10.3	Convertible Redeemable Promissory Note for Accounts Payable dated January 31, 2018 by and between Visualant, Incorporated and J3E2A2Z LP (filed herewith)

10.4	Common Stock Purchase Warrant dated January 31, 2018 by and between Visualant, Incorporated and J3E2A2Z LP (filed herewith)

10.5	Common Stock Purchase Warrant dated January 31, 2018 by and between Visualant, Incorporated and Ronald P. Erickson (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO

March 21, 2018